SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                                  VALCOM, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                              58-1700840
 (State  or other jurisdiction of                  (I.R.S. Employer
  incorporation  or organization)                Identification No.)

     26030 Avenue Hall, Studio 5
      Valencia, California                                   91355
(Address of principal executive offices)                   (Zip Code)


                           2002 Consultant Stock Plan
                            (Full title of the plan)

                                Vince Vellardita
                           26030 Avenue Hall, Studio 5
                           Valencia, California  91355
                     (Name and address of agent for service)

                                 (661) 257-8000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------  ------------------- -------------------------  --------------------------- ------------------
                                                          Proposed Maximum           Proposed Maximum
Title of Securities to              Amounts to be         Offering Price Per         Aggregate Offering         Amount of
be  Registered                      Registered (1)             Share(2)                  Price(2)            Registration  Fee
--------------------------------  ------------------ ------------------------- ---------------------------- ------------------

Common Stock                         1,000,000                 $.205                     $205,000              $18.86
================================  ================== =========================  =========================== ==================

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on the Over-the-Counter Bulletin Board on November 21, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference.

          The following documents are hereby incorporated by reference into this registration statement:

          (a) The Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001, filed by the registrant with the Securities and Exchange Commission (the "Commission") on January 7, 2002, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

          (b) The Proxy Statement on Schedule 14A, filed by the registrant with the Commission on January 23, 2002.

          (c) The Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2001, filed by the registrant with the Commission on January 31, 2002.

          (d) The Current Report on Form 8-K for the period ended March 31, 2002, filed by the registrant with the Commission on April 24, 2002.

          (e) The Amendment on Form 8-K/A for the period ended June 30, 2002, filed by the registrant with the Commission on May 6, 2002 to the Current Report on Form 8-K for the period ended March 31, 2002, filed by the registrant with the Commission on April 24, 2002.

          (f) The Amendment on Form 8-K/A for the period ended May 9, 2002, filed by the registrant with the Commission on May 10, 2002 to the Current Report on Form 8-K for the period ended March 31, 2002, filed by the registrant with the Commission on April 24, 2002.

          (g) The Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2002, filed by the registrant with the Commission on May 13, 2002.

          (h) The Current Report on Form 8-K for the period ended June 30, 2002, filed by the registrant with the Commission on July 17, 2002.

          (i) The Amendment on Form 8-K/A for the period ended June 30, 2002, filed by the registrant with the Commission on July 18, 2002 to the Current Report on Form 8-K for the period ended June 30, 2002, filed by the registrant with the Commission on July 17, 2002.

          (j) The Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002, filed by the registrant with the Commission on August 20, 2002.

          (k) The description of the registrant's common stock, which is included in Amendment No. 1 on Form SB-2/A, file no. 333-97797, filed with the Commission on August 27, 2002, to the registration statement on Form SB-2, file no. 333-97797, filed with the Commission on August 8, 2002.

          (l) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities.

     Not  applicable.  The class of securities to be offered is registered under
Section  12  of  the  Exchange  Act.

Item  5.  Interests  of  Named  Experts  and  Counsel.

     Pollet, Richardson & Patel, A Law Corporation has given an opinion on the validity of the securities being registered hereunder. Erick Richardson and Nimish Patel, principals in the law firm, are eligible to receive shares of the Company's common stock pursuant to this Form S-8 registration statement.

Item  6.  Indemnification  of  Directors  and  Officers.

     Section 145 ("Indemnification of officers, directors, employees and agents; insurance") of the Delaware General Corporation Law provides in pertinent part as follows:

"(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present and former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith
..

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section.
.. . .

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person . . . ."

     Article Ninth of the registrant's Amended and Restated Certificate of Incorporation authorizes the registrant to indemnify any current or former director, officer, employee, or agent of the registrant against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Article Ninth further provides that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Article IX of the registrant's Bylaws provides that the registrant "shall indemnify its officers, directors and authorized agents for all liabilities incurred directly, indirectly or incidentally to services performed for the Corporation, to the fullest extent permitted under Delaware law existing now or hereinafter enacted."

Item  7.   Exemption  from  Registration  Claimed.

           Not  applicable.

Item  8.   Exhibits.

           5.     Opinion regarding legality
           23.1   Consent of Jay J. Shapiro, C.P.A., P.C.
           23.2   Consent of Pollet, Richardson & Patel (included in Exhibit 5)
           99.    2002 Consultant Stock Plan

Item  9.   Undertakings.

     (a) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (1) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 12th day of November, 2002.

                        ValCom,  Inc.



                         By:    /s/  Vince  Vellardita
                                -----------------------------------------------
                                Vince  Vellardita
                                Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated:



Dated:  November  12,  2002           /s/  Vince  Vellardita
                                -----------------------------------------------
                                Vince  Vellardita
                                Chairman, Chief Executive Officer and President


Dated:  November  12,  2002           /s/  Steve  Weber
                                ----------------------------
                                Steve  Weber
                                Director


Dated:  November  21,  2002          /s/  David  Weiner
                                ----------------------------
                                David  Weiner
                                 Director


Dated:  November  12,  2002         /s/  Don  Magier
                                ----------------------------
                                Don  Magier
                                Principal  Financial  Officer  and  Controller

                                INDEX TO EXHIBITS

Exhibit  Number     Description

5.                  Opinion  regarding  legality
23.1                Consent  of  Jay  J.  Shapiro,  C.P.A.,  P.C.
23.2                Consent of Pollet, Richardson & Patel (included
                    in  Exhibit  5)
99.                 2002  Consultant  Stock  Plan

                                                                      Exhibit 5.
                           POLLET, RICHARDSON & PATEL
                                A Law Corporation
                            10900 Wilshire Boulevard
                                    Suite 500
                          Los Angeles, California 90024
                            Telephone (310) 208-1182
                            Facsimile (310) 208-1154

                                November 21, 2002

ValCom,  Inc.
26030  Avenue  Hall,  Studio  5
Valencia,  California  91355

     Re:     2002  Consultant  Stock  Plan  (the  "Plan")
             --------------------------------------------

Ladies  and  Gentlemen:

     We have acted as counsel to ValCom, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933 of the Company's Registration Statement on Form S-8 relating to 1,000,000 shares of the Company's common stock, par value $.001 (the "Shares").

     In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Amended and Restated Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares, when issued in conformance with the terms and conditions of the Plan, will be validly issued, fully paid, and nonassessable under the Delaware General Corporation Law. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states as to the issuance and sale of the Shares.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares and to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the registration statement.


                         POLLET,  RICHARDSON  &  PATEL,
                         A  LAW  CORPORATION


                        /s/  POLLET,  RICHARDSON  &  PATEL

                                                                    Exhibit 23.1


                                AUDITOR'S CONSENT




November  21,  2002

I consent to the inclusion in the Registration Statement on Form S-8 for ValCom, Inc. (which shall be filed on or about November 22, 2002) of my independent auditors' report, dated December 27, 2001 for the nine-month period ended September 30, 2001 and the year ended September 30, 2000 consolidated financial statements of ValCom, Inc. as included in Form 10-KSB for fiscal year 2001.


/s/  Jay  J.  Shapiro,  C.P.A.,  P.C.

Jay  J.  Shapiro,  C.P.A.
A  professional  corporation

                                                                     Exhibit 99.

                                  VALCOM, INC.

                           2002 CONSULTANT STOCK PLAN


                                 PURPOSE OF PLAN

     WHEREAS, the purpose of this 2002 Consultant Stock Plan is to advance the interests of the Company by helping the Company obtain and retain the services of persons providing consulting services upon whose judgment, initiative, efforts and/or services the Company is substantially dependent, by offering to or providing those persons with incentives or inducements affording such persons an opportunity to become owners of capital stock of the Company.

                          TERMS AND CONDITIONS OF PLAN
                        --------------------------------

     1.     DEFINITIONS.
            -----------

          Set forth below are definitions of capitalized terms that are generally used throughout this Plan, or references to provisions containing such definitions (capitalized terms whose use is limited to specific provisions are not referenced in this Section):

          (a) AFFILIATE - The term "Affiliate" is defined as any person controlling the Company, controlled by the Company, or under common control with the Company.

          (b) AWARD - The term "Award" is collectively and severally defined as any Options or Award Shares granted under this Plan.

          (c) AWARD SHARES - The term "Award Shares" is defined as shares of Common Stock granted by the Plan Committee in accordance with SECTION 6 of this Plan.

          (d) BOARD - The term "Board" is defined as the Board of Directors of the Company, as such body may be reconstituted from time to time.

          (e) COMMON STOCK - The term "Common Stock" is defined as the Company's common stock, par value $0.001.

          (f) COMPANY - The term "Company" is defined as ValCom, Inc., a Delaware corporation.

     (g) DISPOSED - The term "Disposed" (or the equivalent terms "Disposition" or "Dispose") is defined as any transfer or alienation of an Award which would directly or indirectly change the legal or beneficial ownership thereof, whether voluntary or by operation of law, or with or without the payment or provision of consideration, including, by way of example and not limitation: (i) the sale, assignment, bequest or gift of the Award; (ii) any transaction that creates or grants an option, warrant, or right to obtain an interest in the Award; (iii) any transaction that creates a form of joint ownership in the Award between the Recipient and one or more other Persons; (iv) any Disposition of the Award to a creditor of the Recipient, including the hypothecation, encumbrance or pledge of the Award or any interest therein, or the attachment or imposition of a lien by a creditor of the Recipient of the

Award or any interest therein which is not released within thirty (30) days after the imposition thereof; (v) any distribution by a Recipient which is an entity to its stockholders, partners, co-venturers or members, as the case may be, or (vi) any distribution by a Recipient which is a fiduciary such as a trustee or custodian to its settlors or beneficiaries.

     (h) ELIGIBLE PERSON - The term "Eligible Person" means any Person who, at a particular time, is a consultant to the Company or an Affiliate who provides bona fide consulting services to the Company or the Affiliate, PROVIDED, HOWEVER, no Award hereunder may be granted to any Person in connection with the provision of any services incident to the raising of capital or promotion or maintenance of a market for the Company's securities.

     (i) FAIR MARKET VALUE - The term "Fair Market Value" means the fair market value as of the applicable valuation date of the Option Shares, Award Shares, or other shares of Common Stock, as the case may be, to be valued (the "SUBJECT SHARES"), determined by the Plan Committee in its good faith judgment, but in no event shall the Fair Market Value be less than the par value of the Subject Shares.

     (j) ISSUED SHARES - The term "Issued Shares" is defined as shares of Common Stock issued pursuant to the terms of this Plan.

     (k) OPTION - The term "Option" is defined as an option to purchase Common Stock granted by the Plan Committee pursuant to the terms of the Plan and, in particular, the terms of SECTION 5 of the Plan.

     (l) OPTION PRICE - The term "Option Price" is defined in SECTION 5(b) of this Plan.

     (m) OPTION SHARES - The term "Option Shares" is defined as the shares of Common Stock which an Option entitles the holder thereof to purchase.

     (n) PERSON - The term "Person" is defined, in its broadest sense, as any individual, entity or fiduciary such as, by way of example and not limitation, individual or natural persons, corporations, partnerships (limited or general), joint-ventures, associations, limited liability companies/partnerships, or fiduciary arrangements, such as trusts.

     (o)  PLAN  - The term "Plan" is defined as this 2002 Consultant Stock Plan.

     (p) PLAN COMMITTEE - The term "Plan Committee" is defined as that Committee appointed by the Board to administer and interpret this Plan as more particularly described in SECTION 3 of the Plan; PROVIDED, HOWEVER, that the term Plan Committee will refer to the Board during such times as no Plan Committee is appointed by the Board.

     (q) RESTRICTED SHARES - The term "Restricted Shares" is defined as Option Shares or Award Shares, as the case may be, that are subject to restrictions as more particularly set forth in SECTION 7 of this Plan.

     (r) RECIPIENT - The term "Recipient" is defined as any Eligible Person who, at a particular time, receives the grant of an Award.

     (s) SECURITIES ACT - The term "Securities Act" is defined as the Securities Act of 1933, as amended (references herein to Sections of the Securities Act are intended to refer to Sections of the Securities Act as enacted at the time of the adoption of this Plan by the Board and as subsequently amended, or to any substantially similar successor provisions of the Securities Act resulting from recodification, renumbering or otherwise).

     2.     TERM  OF  PLAN.
            --------------

          This Plan shall be effective as of such time and date as this Plan is adopted by the Board, and this Plan shall terminate on the first business day prior to the ten (10) year anniversary of the date this Plan became effective. No grants of Options shall be made under this Plan before the date this Plan becomes effective or after the date this Plan terminates; PROVIDED, HOWEVER, that (i) all Awards granted pursuant to this Plan prior to the effective date of this Plan shall not be affected by the termination of this Plan and (ii) all other provisions of this Plan shall remain in effect until the terms of all outstanding Awards have been satisfied or terminated in accordance with this Plan and the terms of such Awards.

     3.     PLAN  ADMINISTRATION.
            --------------------

          (a)     Plan  Committee.
                  ---------------

     (i) The Plan shall be administered and interpreted by a committee consisting of one (1) or more members of the Board; PROVIDED, HOWEVER, no member of the Board who may serve as a member of the Plan Committee if such person serves or served as a member of the plan committee with respect to any plan
(other than this Plan) of the Company or its Affiliates which plan was or is established to comply with the provisions of Rule 16b-3(c)(2)(i) to the Securities and Exchange Act of 1934, as amended (i.e., pertaining to the establishment of so-called "Section 16b-3 Plans"), and, by reason of such person's proposed service as a member of the Plan Committee, such person would not be considered a "disinterested" person within the meaning of said Rule with respect to such other plan.

     (ii) Members of the Plan Committee may resign at any time by delivering written notice to the Board. Vacancies in the Plan Committee shall be filled by the Board. The Plan Committee shall act by a majority of its members in office. The Plan Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Plan Committee.

     (iii) If the Board, in its discretion, does not appoint a Plan Committee, the Board itself will administer and interpret the Plan and take such other actions as the Plan Committee is authorized to take hereunder; provided that the Board may take such actions hereunder in the same manner as the Board may take other actions under the Certificate of Incorporation and bylaws of the Company generally.

          (b) ELIGIBILITY OF PLAN COMMITTEE MEMBERS TO RECEIVE AWARDS. While serving on the Plan Committee, such members shall not be eligible for selection as Eligible Persons to whom an Award may be granted under the Plan.

          (c) POWER TO MAKE AWARDS. The Plan Committee shall have the full and final authority in its sole discretion, at any time and from time-to-time, subject only to the express terms, conditions and other provisions of the Certificate of Incorporation of the Company and this Plan, and the specific limitations on such discretion set forth herein, to:

               (i)     Designate  the  Eligible  Persons  or classes of Eligible
Persons  eligible  to  receive  Awards  from  among  the  Eligible  Persons;

               (ii) Grant Awards to such selected Eligible Persons or classes of Eligible Persons in such form and amount (subject to the terms of the Plan) as the Plan Committee shall determine;

               (iii) Impose such limitations, restrictions and conditions upon any Award as the Plan Committee shall deem appropriate and necessary including, without limitation, the term of Options and any vesting conditions attached thereto, and any vesting and repurchase conditions described in SECTIONS 5 or 7 placed upon grants of Option Shares or Award Shares;


               (iv) Interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan; and

               (v) Delegate all or a portion of its authority under subsections (i) through (iii) of this SECTION 3(c) to one or more directors of the Company who are executive officers of the Company, subject to such restrictions and limitations (such as the aggregate number of shares of Common Stock that may be awarded) as the Plan Committee may decide to impose on such delegate directors.

          In determining the recipient, form and amount of Awards, the Plan Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

          (d) INTERPRETATION OF PLAN. The Plan Committee shall, in its sole and absolute discretion, interpret and determine the effect of all matters and questions relating to this Plan. The interpretations and determinations of the Plan Committee under the Plan (including without limitation determinations pertaining to the eligibility of Persons to receive Awards, the form, amount and timing of Awards, the methods of payment for Awards, the restrictions and conditions placed upon Awards, and the other terms and provisions of Awards and the certificates or agreements evidencing same) need not be uniform and may be made by the Plan Committee selectively among Persons who receive, or are eligible to receive, Awards under the Plan, whether or not such Persons are similarly situated. All actions taken and all interpretations and determinations made under this Plan in good faith by the Plan Committee shall be final and binding upon the Recipient, the Company, and all other interested Persons. No member of the Plan Committee shall be personally liable for any action taken or decision made in good faith relating to this Plan, and all members of the Plan Committee shall be fully protected and indemnified to the fullest extent permitted under applicable law by the Company in respect to any such action, determination, or interpretation.

          (e) COMPENSATION; ADVISORS. Members of the Plan Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Plan Committee in connection with the administration of the Plan shall be borne by the Company. The Plan Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers, or other Persons, at the cost of the Company. The Plan Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

     4.     STOCK  POOL.
            -----------

          (a) MAXIMUM NUMBER OF SHARES AUTHORIZED UNDER PLAN. Shares of stock which may be issued or granted under the Plan shall be authorized and unissued or treasury shares of Common Stock. The aggregate maximum number of shares of Common Stock which may be issued in exercise of Options or as a grant of Award Shares, as the case may be, shall not exceed 1,000,000 shares of Common Stock (the "STOCK POOL"); PROVIDED, HOWEVER, that such number shall be increased by the following:

               (i) Any shares of Common Stock tendered by a Recipient as payment for Option Shares or Award Shares;

               (ii) Any rights to shares of Common Stock surrendered by a Recipient as payment for Option Shares or Award Shares;

               (iii) Any shares of Common Stock subject to an Option which for any reason is terminated unexercised or expires; and

               (iv) Any Restricted Shares which are granted as Option Shares or Award Shares, and are subsequently forfeited by the holders thereof.

          (b) CALCULATING SHARES AVAILABLE FOR AWARDS. For purposes of calculating the maximum number of shares of Common Stock in the Stock Pool which may be issued under the Plan, the following rules shall apply:

               (i) When Options are exercised, and when cash is used as full payment for shares issued upon exercise of such Options, all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted;

               (ii) When Options are exercised, and when shares of Common Stock are used as full or partial payment for shares issued upon exercise of such Options, if permitted by the Plan Committee, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted; and

               (iii) When Award Shares are granted and the Plan Committee elects to require payment with respect to such grant, and when shares of Common Stock are used as full or partial payment for the grant of such shares, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted.

          (c) DATE OF AWARD. The date an Award is granted shall mean the date selected by the Plan Committee as of which the Plan Committee allots a specific number of shares to a Recipient with respect to such Award pursuant to the Plan.

     5.     OPTIONS  (TO  PURCHASE  OPTION  SHARES).
            ---------------------------------------

          (a) GRANT. The Plan Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more options to purchase for cash or shares the number of shares of Common Stock ("Options") allotted by the Plan Committee; PROVIDED, HOWEVER, no Option shall be granted to any Eligible Person who is a member of the Plan Committee. The grant of an Option shall be evidenced by either a written consulting agreement or a written option certificate separate from such agreement, executed by the Company and the Recipient, stating the number of shares of Common Stock subject to the Option, and stating all terms and conditions of such Option.

          (b) OPTION PRICE. The purchase price per Option Share deliverable upon the exercise of an Option (the "OPTION PRICE") shall be such price as may be determined by the Plan Committee; PROVIDED, HOWEVER, the Option Price may not be less than the eighty five percent (85%) of Fair Market Value of the underlying Option Shares as of the date of the grant of the Option.

          (c) OPTION TERM; EXPIRATION. The term of each Option shall commence at the grant date for such Option as determined by the Plan Committee, and shall expire, unless an earlier expiration date is expressly provided in the underlying consulting agreement or separate option certificate or another Section of this Plan, on the first business day prior to the ten (10) year anniversary of the date of grant thereof.

          (d) EXERCISE DATE. Unless a later exercise date is expressly provided in the underlying consulting agreement or option certificate or another Section of the Plan, each Option shall become exercisable on the date of its grant as determined by the Plan Committee. No Option shall be exercisable after the expiration of its applicable term. Subject to the foregoing, each Option shall be exercisable in whole or in part during its applicable term unless expressly provided otherwise in the underlying consulting agreement or option certificate.

          (e) VESTING PROVISIONS. The Plan Committee may, in its sole discretion, subject Options granted to Recipients to such vesting conditions pertaining to continued provision of consulting services to the Company or any Affiliate or the attainment of goals as the Plan Committee, in its sole discretion, determines are appropriate; PROVIDED, HOWEVER, in no case shall any Option provide for the vesting of Option Shares for a period of time which exceeds five (5) years from date of grant of the Option, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year. If no vesting is expressly provided in the underlying consulting agreement or separate option certificate, the Option shares shall be deemed fully vested upon date of grant.

          (f) MANNER OF EXERCISE AND PAYMENT. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery of all of the following to the Secretary of the Company at his or her office at the Company prior to the time when such Option or such portion becomes unexercisable under this SECTION 5:


               (i) Notice in writing signed by the Recipient or other Person then entitled to exercise the Option or portion thereof stating that such Option or portion is exercised, such notice complying with the procedures set forth in the applicable consulting agreement or option certificate which governs the exercise of the Option, and any other applicable rules established by the Plan Committee.

               (ii) Full payment for the shares with respect to which such Option or portion is thereby exercised as follows (or any combination of the following):

               (1)     In  good  funds  (in  U.S.  dollars) by cash or by check;
                       and/or

               (2) If expressly permitted in the underlying consulting agreement or option certificate, or otherwise consented to by the Plan Committee in writing:

                         (A) Shares of Common Stock owned by the Recipient duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised;

                         (B) The surrender or relinquishment of rights to acquire Common Stock owned by the Recipient with a Fair Market Value on the date of delivery equal to the aggregate Option Price of the Option Shares with respect to which the Option or portion is thereby exercised; or

                         (C) A full recourse promissory note bearing interest (not less than a rate as shall then preclude the imputation of interest under the Internal Revenue Code of 1986, as amended) and payable upon such terms as may be prescribed by the Plan Committee. The Plan Committee may also prescribe the form of such note and the security to be given for such note. PROVIDED, HOWEVER, no Option may be exercised by delivery of a promissory note or by a loan from the Company if such loan or other extension of credit is prohibited by law at the time of exercise of this Option or does not comply with the provisions of Regulation G promulgated by the Federal Reserve Board with respect to "Margin Stock" if the Company and the Recipient are then subject to such Regulation.

               (iii) Such representations and documents as the Plan Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Plan Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

               (iv) In the event that the Option or portion thereof shall be exercised by any Person other than the Recipient, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

          (g) NON-ASSIGNABILITY. Except as expressly provided in the underlying consulting agreement or option certificate, Options may not be Disposed by the Recipient, nor exercised by any Person other than the Recipient, without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such Options shall, upon the Disposition or exercise of such Option without the Company's prior written consent, terminate and be null and void AB INITIO and of no further force and effect.

          (h) NO STOCKHOLDER RIGHTS. The Recipient shall not be, nor have any of the rights or privileges of, a stockholder of the Company with respect to the Option Shares unless and until all conditions for exercise of the Option and the issuance of certificates for the Option Shares shall be satisfied, at which time the Recipient shall become a stockholder of the Company with respect to the Option Shares and as such shall thereafter be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Option Shares.

     6.     AWARD  SHARES.
            -------------

          (a) GRANT. The Plan Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Committee may prescribe, grant to any Eligible Person one or more shares of Common Stock ("AWARD SHARES") allotted by the Plan Committee. The grant of Award Shares or grant of the right to receive Award Shares shall be evidenced by either a written consulting agreement or a separate written agreement confirming such grant, executed by the Company and the Recipient, stating the number of Award Shares granted and stating all terms and conditions of such grant.

          (b) PURCHASE PRICE AND MANNER OF PAYMENT. The Plan Committee, in its sole discretion, may grant Award Shares in any of the following instances:

               (i) as a "bonus" or "reward" for services previously rendered and compensated, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares, and the value of such Award Shares shall be the Fair Market Value of such Award Shares on the date of grant;

               (ii) as "compensation" for the previous performance or future performance of services or attainment of goals, in which case the recipient of the Award Shares shall not be required to pay any consideration for such Award Shares (other than the performance of his services), and the value of such Award Shares received (together with the value of such services or attainment of goals attained by the Recipient), may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares on the date of grant; or

               (iii) in consideration for the payment of a purchase price for such Award Shares in an amount established by the Plan Committee, which purchase price may not be less than eighty-five percent (85%) of the Fair Market Value of such Award Shares as of the date of grant of such purchase right.

     7.     RESTRICTED  SHARES.
            ------------------

          (a) VESTING CONDITIONS; FORFEITURE OF UNVESTED SHARES. The Plan Committee may subject or condition the grant of Issued Shares (hereinafter referred to as "RESTRICTED SHARES") to such vesting conditions based upon continued provision of services or attainment of goals subsequent to such grant of Restricted Shares as the Plan Committee, in its sole discretion, may deem appropriate. In the event the Recipient does not satisfy such vesting conditions, the Company may require the Recipient, subject to the payment terms of SECTION 7(b), to forfeit such unvested Restricted Shares. All vesting conditions imposed on the grant of Restricted Shares, including payment terms complying with SECTION 7(b), shall be set forth in either a written consulting agreement or a separate written restricted stock agreement, executed by the Company and the Recipient on or before the time of the grant of such Restricted

Shares, stating the number of said Restricted Shares subject to such conditions and further specifying the vesting conditions. If no vesting conditions are expressly provided in the underlying consulting agreement or in a separate restricted stock agreement, the Issued Shares shall not be deemed to be Restricted Shares, and will not be required to be forfeited. Any grant of Restricted Shares shall be subject to the following limitations:

               (i) In no case shall such vesting conditions require continued provision of services or attainment of goals, as the case may be, subsequent to the grant of Restricted Shares, for a period of time which exceeds five (5) years from the date of grant, or on a cumulative incremental percentage basis which is less than twenty percent (20%) per year;

               (ii) In no case shall the Recipient be required to forfeit any vested Restricted Shares; and

               (iii) In the event of the forfeiture of any unvested Restricted Shares, the Company shall pay to the Recipient with respect to all of such unvested Restricted Shares an amount equal to the original purchase price, if any, paid by the Recipient for such unvested Restricted Shares.

          (b) REPURCHASE PRICE FOR FORFEITED RESTRICTED SHARES. In the event a Recipient does not satisfy applicable vesting conditions placed upon Restricted Shares, and the Company exercises its right to require the Recipient to forfeit such unvested Restricted Shares, the Company shall be required to pay the Recipient an amount not less than:

               (i) The higher of the original purchase price for such forfeited Restricted Shares OR the Fair Market Value of such forfeited Restricted Shares on the date of the event triggering such repurchase rights; or

               (ii) The original purchase price for such vested Restricted Shares; PROVIDED, HOWEVER, that the right to repurchase in favor of the Company must lapse at the rate of at least twenty percent (20%) per year over five (5) years from the date of grant of the Restricted Shares.

          The payments to be made by the Company to a Recipient for forfeited Restricted Shares pursuant to SUBSECTION (ii) may only be in the form of cash or cancellation of purchase money indebtedness with respect to the purchase of said Restricted Shares by the Recipient, if any, and must be paid no later than ninety (90) days of the date of termination.

          (c) RESTRICTIVE LEGEND. Until such time as all conditions placed upon Restricted Shares lapse, the Plan Committee may place a restrictive legend on the share certificate representing such Restricted Shares which evidences said restrictions in such form and subject to such stop instructions as the Plan Committee shall deem appropriate. The conditions shall similarly apply to any new, additional or different securities the Recipient may become entitled to receive with respect to such Restricted Shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company. The Plan Committee shall also have the right, should it elect to do so, to require the Recipient to deposit the share certificate for the Restricted Shares with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer, until such time as the conditions lapse. The Company shall remove the legend with respect to any Restricted Shares which become vested.

          (d) STOCKHOLDER RIGHTS. The Recipient of Restricted Shares shall have all rights or privileges of a stockholder of the Company with respect to the Restricted Shares notwithstanding the terms of this SECTION 7 (with the exception of SUBSECTION (e) hereof) and, as such, shall be fully entitled to receive dividends (if any are declared and paid), to vote and to exercise all other rights of a stockholder with respect to the Restricted Shares.

          (e) NON-ASSIGNABILITY. Except as expressly provided in the underlying consulting agreement or restricted stock agreement, unvested Restricted Shares may not be Disposed by the Recipient without the prior written consent of the Company, which consent the Company may withhold in its sole and absolute discretion, and such purported Disposition shall be null and void AB INITIO and of no force and effect.


     8.     REGISTRATION  OF  ISSUED  SHARES.
            ---------------------------------

          (a) REGISTRATION OR EXEMPTION FROM REGISTRATION. Unless expressly stipulated in the underlying consulting agreement or separate option certificate or agreement, in no event shall the Company be required at any time to register the Issued Shares under the Securities Act (including, without limitation, as part of any primary or secondary offering, or pursuant to Form S-8) or to register or qualify the Issued Shares under the securities laws of any state or territory (including, without limitation, pursuant to Section 25110 of the California Securities Act).

          In the event the Company is not required to register or qualify the Issued Shares, the Issued Shares shall be issued in reliance upon such exemptions from registration or qualification under federal and state securities laws, as the case may be, that the Company and its legal counsel, in their reasonable discretion, shall determine to be appropriate, including, without limitation:

               (i) In the case of federal securities laws, any of the following, if available: Section 3(b) of the Securities Act for Limited
     Offerings and Rules 504 and/or 505 of Regulation D promulgated thereto, and/or Section 4(2) of the Securities Act for private offerings and Rule 506 of Regulation D promulgated thereto, and

               (ii) In the case of California securities laws, Section 25102(f) of the California Securities Act of 1968, as amended, or, if the Recipient is then a resident of and/or domiciled within another state, the requirements of any applicable exemptions from registration or qualification afforded by the securities laws of such state.

          If requested by the Company, the Recipient shall provide such further representations or documents as the Company or its legal counsel, in their reasonable discretion, deem necessary or advisable in order to effect compliance with the conditions of any and all of the aforesaid exemptions from federal or state registration or qualification which it is relying upon, or with all applicable rules and regulations of any applicable securities exchanges. If required by the Company, the Recipient shall provide a letter from a purchaser representative with credentials reasonably acceptable to the Company to the effect that such purchaser representative has reviewed the Recipient's proposed investment in the Issued Shares and has determined that an investment in the Issued Shares: (A) is appropriate in light of the Recipient's financial circumstances, (B) that the purchaser representative and, if applicable, the

Recipient, have such knowledge and experience in financial and business matters that such persons are capable of evaluating the merits and risks of an investment in the Issued Shares, and (C) that the purchaser representative and, if applicable, the Recipient, have such business or financial experience to be reasonably assumed to have the capacity to protect the Recipient's interests in connection with the purchase of the Issued Shares.

          In the event the Company is unable to obtain, without undue burden or expense, such consents or approvals that may be required from any applicable regulatory authority (or may be deemed reasonably necessary or advisable by legal counsel for the Company) with respect to the applicable exemptions from federal or state registration or qualification which the Company is reasonably relying upon, the Company shall have no obligation under this Agreement to issue or sell the Issued Shares until such time as such consents or approvals may be reasonably obtained without undue burden or expense, and the Company shall be relieved of all liability with respect to its inability to issue or sell the Issued Shares.

          (b) LEGEND. In the event the Company delivers unregistered shares, the Company reserves the right to place a restricted legend on the share certificate or certificates to comply with the Securities Act and any state and territory securities laws or any exemption from registration or qualification thereunder which is being relied upon by the Company.

     9.     ADJUSTMENTS.
            -----------

          (a) SUBDIVISION OR STOCK DIVIDEND. If (i) outstanding shares of Common Stock shall be subdivided into a greater number of shares by reason of recapitalization or reclassification, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately increased, and the Option Price of any outstanding Options in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced, and (ii) conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock, if any, available for issuance in the Stock Pool shall, simultaneously with the effectiveness of such combination, be proportionately increased, and the Option Price of any outstanding Option in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

          (b) ADJUSTMENT TO OPTION PRICE. When any adjustment is required to be made in the Option Price, the number of shares purchasable upon the exercise of any outstanding Option shall be adjusted to that number of shares determined by: (i) multiplying an amount equal to the number of shares purchasable upon the exercise of the Option immediately prior to such adjustment by the Option Price in effect immediately prior to such adjustment, and then
(ii) dividing that product by the Option Price in effect immediately after such adjustment. PROVIDED, HOWEVER, no fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this SECTION 10 shall be eliminated from the Option.

          (c) CAPITAL REORGANIZATION OR RECLASSIFICATION; CONSOLIDATION or MERGER. In case of any capital reorganization or any reclassification of Common Stock (other than a recapitalization hereinabove described in SECTION 10(a), or the consolidation, merger, combination or exchange of shares with another entity, or the divisive reorganization of the Company, the Recipient shall thereafter be entitled upon exercise of the Option to purchase the kind and number of shares of stock or other securities or property of the Company (or its successor{s}) receivable upon such event by a Recipient of the number of shares of Common Stock of the Company which such Option entitles the Recipient to purchase from the Company immediately prior to such event. In every such case, the Company may appropriately adjust the number of shares of Common Stock in the

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

Pool which may be issued under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Committee.

          (d) ADJUSTMENTS DETERMINED IN SOLE DISCRETION OF BOARD. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Plan Committee, whose determination in that respect shall be final, binding and conclusive.

          (e) NO OTHER RIGHTS TO RECIPIENT. Except as expressly provided in this SECTION 10, (i) the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and (ii) the dissolution, liquidation, merger, consolidation or divisive reorganization or sale of assets or stock to another corporation, or any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or the Option Price for, the shares. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     10.     PERFORMANCE  ON  BUSINESS  DAY.
             ------------------------------

          In the event the date on which a party to this Plan is required to take any action under the terms of this Plan is not a business day, the action shall, unless otherwise provided herein, be deemed to be required to be taken on the next succeeding business day.

     11.     EMPLOYMENT  STATUS.
             ------------------

          In no event shall the granting of an Award be construed as granting a continued right of employment to a Recipient if such Person is employed by the Company, nor effect any right which the Company may have to terminate the employment of such Person, at any time, with or without cause, except to the extent that such Person and the Company have agreed otherwise in writing.

     12.     NON-LIABILITY  FOR  DEBTS.
             -------------------------

          No Options granted hereunder, or unvested Restricted Shares granted hereunder, or any part thereof, shall be liable for the debts, contracts, or engagements of a Recipient or such Recipient's successors in interest or shall be subject to disposition by transfer, alienation, or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment, or any other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void ab initio and of no further force and effect.
                     --  ------

     13.     AMENDMENT  AND  DISCONTINUATION  OF  PLAN;  MODIFICATION OF AWARDS.
             ------------------------------------------------------------------

          (a) AMENDMENT, MODIFICATION OR TERMINATION OF PLAN. The Board may amend the Plan or suspend or discontinue the Plan at any time or from time-to-time; PROVIDED, HOWEVER no such action may adversely alter or impair any
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

Award previously granted under this Plan without the consent of each Recipient affected thereby.

          (b) MODIFICATION OF TERMS OF OUTSTANDING OPTIONS. Subject to the terms and conditions and within the limitations of this Plan, the Plan Committee may modify, extend or renew outstanding Options granted under this Plan, including vesting conditions, or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any outstanding Option may, without the consent of the Recipient affected thereby, adversely alter or impair such Recipient's rights under such Option.

          (c) MODIFICATION OF RESTRICTED SHARE VESTING CONDITIONS. Subject to the terms and conditions and within the limitations of this Plan, including vesting conditions, the Plan Committee may modify the conditions placed upon the grant of any Restricted Shares, PROVIDED, HOWEVER, no modification of any conditions placed upon Restricted Shares may, without the consent of the Recipient thereof, adversely alter or impair such Recipient's rights with respect to such Restricted Shares.

          (d) COMPLIANCE WITH LAWS. The Plan Committee may at any time or from time-to-time, without receiving further consideration from any Person who may become entitled to receive or who has received the grant of an Award hereunder, modify or amend Awards granted under this Plan as required to: (i) comport with changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or Awards thereunder or to comply with stock exchange rules or requirements and/or (ii) ensure that this Plan is and remains or shall become exempt from the application of any participation, vesting, benefit accrual, funding, fiduciary, reporting, disclosure, administration or enforcement requirement of either the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the corresponding provisions of the Internal Revenue Code of 1986, as amended (Subchapter D of Title A, Chapter 1 of the Code {encompassing SECTIONS 400 to

420 of the Code}). PROVIDED, HOWEVER, no such modification may, without the consent of the holder thereof, adversely alter or impair his or her rights with respect to such Award Shares.

     14.     WITHHOLDING  TAXES.
             ------------------

          As a condition of the grant of any Award and/or exercise of any Option, as the case may be, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements incident to such grant or exercise. PROVIDED, HOWEVER, whenever the Company is delivering any shares of Common Stock the Company may, in its sole discretion, but without obligation to do so, issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy any withholding tax requirements incident to such issuance or transfer. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.


                                    * * * * *


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